UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2007

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	Changes in Registrant’s Certifying Accountant

(a) KPMG LLP, which we refer to as KPMG below, was previously the principal accountants for CNET Networks, Inc. On May 2, 2007, KPMG was dismissed as our principal accountants, effective upon the completion of the review of our interim financial statements as of March 31, 2007 and for the three-month period then ended and the filing by us of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 with the Securities and Exchange Commission. On May 3, 2007, upon the filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, the auditor-client relationship ceased. KPMG has been our principal accountants since the fiscal year ended December 31, 1993. The decision to change accountants was approved by the audit committee of our Board of Directors on May 2, 2007.

The audit reports of KPMG on our consolidated financial statements as of and for the fiscal years ended December 31, 2006 and December 31, 2005 did not contain adverse opinions or disclaimers of opinions, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except as follows:

•

KPMG’s report on our consolidated financial statements as of and for the year ended December 31, 2006 contained a separate paragraph stating that, “As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for stock-based compensation upon adoption of Financial Accounting Standards No. 123(R), Share-Based Payment.”

•

KPMG’s report on our consolidated financial statements as of and for the year ended December 31, 2005 contained a separate paragraph stating that, “As discussed in Note 2, the consolidated balance sheets as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005 have been restated.”

The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2006, and the subsequent interim period through May 2, 2007, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement or (2) events that occurred that could constitute a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided KPMG with a copy of the foregoing statements and requested that KPMG furnish us a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. The letter from KPMG is filed as Exhibit 16.1 to this Form 8-K and is incorporated herein by reference.

(b) On May 2, 2007, the audit committee of our Board of Directors recommended to appoint PricewaterhouseCoopers LLP, which we refer to as PricewaterhouseCoopers below, as our independent registered public accounting firm to audit our financial statements beginning with the financial statements as of and for the year ending December 31, 2007 and to review our interim financial statements beginning with the financial statements as of and for the quarter ending June 30, 2007. The appointment of PricewaterhouseCoopers is dependent upon satisfactory completion by PricewaterhouseCoopers of certain customary pre-client acceptance procedures. Upon acceptance of the appointment by a firm to serve as the company’s independent registered public accounting firm, the Company will file an amendment to this Form 8-K with the specific date of appointment and an update of the disclosures required by Item 304(a)(1)(iv) and (v) of Regulation S-K through this date.

During the two fiscal years ended December 31, 2006, and the subsequent interim period through May 2, 2007, neither we, nor anyone on our behalf, consulted with PricewaterhouseCoopers regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did PricewaterhouseCoopers provide written or oral advice to us that PricewaterhouseCoopers concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv) and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Title
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated May 8, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2007

CNET Networks, Inc.

BY:	/s/ George E. Mazzotta

Name: George E. Mazzotta
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Title
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated May 8, 2007